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                                AMENDMENT TO FUND
                             PARTICIPATION AGREEMENT
                                      AMONG
                              RYDEX VARIABLE TRUST,
                            RYDEX DISTRIBUTORS, INC,
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

          For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the November 2, 1998 Fund Participation Agreement among Rydex Variable Trust (the "Trust"), Rydex Distributors, Inc., and Jefferson National Life Insurance Company (formerly Conseco Variable Insurance Company) (the "Insurance Company") as follows:

          1. All references to "Conseco Variable Insurance Company" are hereby changed to "Jefferson National Life Insurance Company", effective May 1, 2003. This change reflects the change in the Company's name from Conseco Variable Insurance Company to Jefferson National Life Insurance Company.

          2. Schedule A thereto is hereby modified by adding five new segregated asset accounts of the Jefferson National Life Insurance Company to that schedule, which shall read as follows:

                                   SCHEDULE A
                            SEGREGATED ASSET ACCOUNTS

           ACCOUNT(S)                                         FORM #
- Jefferson National Life Annuity Account C          22-4025 (Individual)
                                                     32-4000 (Group)
- Jefferson National Life Annuity Account E          22-4047/32-4003 (Achievement)
                                                     22-4048/32-4002 (Educator)
- Jefferson National Life Annuity Account F          22-4061
- Jefferson National Life Annuity Account G          22-4056
- Jefferson National Life Annuity Account H          CVIC-2000 or -2001(state specific)
- Jefferson National Life Annuity Account I          CVIC-2004 or -2005(state specific)
- Jefferson National Life Annuity Account J          JNL-2100
- Jefferson National Life Annuity Account K          JNL-2200
- Jefferson National Life Account L                  CVIC-1001 and -1003
- Jefferson National Life Annuity Account M          JNL-22-4061
- Jefferson National Life Annuity Account N          JNL-2000
- Jefferson National Life Annuity Account O          JNL-2004

          3. If the Trust provides the Insurance Company with materially incorrect share net asset value information, the Separate Account(s) shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Insurance Company. Furthermore, the Trust shall be liable for the reasonable administrative costs incurred by the Insurance Company in relation to the correction of any material error, provided such error is attributable to the Trust. Administrative costs shall include reasonable allocation of staff time, costs of outside service providers, printing and postage. Non-material errors will be corrected in the next Business Day's net asset value per share.

          4. All other terms of the Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, April 13, 2004.

                                   RYDEX VARIABLE TRUST

                                   By: /s/ Signature Illegible
                                       -----------------------
                                   Name:
                                   Title:


                                   RYDEX GLOBAL ADVISORS

                                   By: /s/ Signature Illegible
                                       -----------------------
                                   Name:
                                   Title:


                                   JEFFERSON NATIONAL LIFE INSURANCE
                                   COMPANY

                                   By: /s/ Craig A. Hawley
                                       -------------------
                                   Name: Craig A. Hawley
                                   Title: General Counsel and Secretary

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